UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia		30701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 21, 2026, at the 2026 Annual Meeting of Stockholders of Mohawk Industries, Inc. (the “Company”) (such meeting, the “Annual Meeting”), the stockholders of the Company approved the Mohawk Industries, Inc. 2026 Incentive Plan (the “2026 Plan”). The 2026 Plan was adopted by the Company’s Board of Directors (the “Board”) and became effective on May 21, 2026 (the “Effective Date”), following approval by the stockholders at the Annual Meeting.

Term. Unless terminated sooner in accordance with the terms of the 2026 Plan or extended with shareholder approval, the 2026 Plan will terminate on the day before the tenth anniversary of the Effective Date, May 21, 2036.

Types of Awards. The 2026 Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance awards, dividend equivalent rights, other equity-based awards, and cash-based awards.

Eligibility. All employees, officers, directors or consultants of the Company or any Affiliate (as defined in the 2026 Plan) are eligible to receive awards under the 2026 Plan.

Shares Reserved for Issuance. The maximum number of shares of the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued under the 2026 Plan will be equal to 3,500,000 shares of Common Stock, less one share for every one share subject to an award granted under the Company’s 2017 Incentive Plan (the “Prior Plan”) after December 31, 2025 and prior to May 21, 2026. After December 31, 2025, any shares subject to an award under the Prior Plan that is terminated or expires unexercised, is settled for cash, or is canceled, forfeited or lapses for any reason will, to the extent of such termination, expiration, cash settlement, cancellation, forfeiture or lapse, be added to the shares available for grant under the Prior Plan on a one-for-one basis.

A description of the material terms of the 2026 Plan is set forth in Proposal 4 contained in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 4, 2026. The above description of the certain terms of the 2026 Plan is qualified in all respects by the full text of the 2026 Plan, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 21, 2026. Below are the final voting results of the items voted on at the Annual Meeting:

(1)	Votes regarding the election of the following persons as directors for a three-year term beginning in 2026 were as follows:

Name	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Karen A. Smith Bogart	42,231,791	10,370,977	14,302	2,725,067
Jeffrey S. Lorberbaum	51,075,758	1,334,971	206,341	2,725,067
Bernard P. Thiers	50,844,377	1,566,270	206,423	2,725,067

(2)	Votes regarding ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026 were as follows:

Votes For	Votes Against	Votes Abstain
53,226,241	2,102,519	13,377

(3)	Votes regarding the non-binding, advisory vote with respect to the compensation of the Company’s Named Executive Officers were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
48,793,836	3,732,023	91,211	2,725,067

(4)	Votes regarding the approval of the 2026 Plan were as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
51,757,386	840,558	19,126	2,725,067

No vote is being reported for a stockholder proposal regarding a majority vote standard. Neither the proponent nor a qualified representative of the proponent attended the Annual Meeting to present the proposal, as required, and therefore, the stockholder proposal was not acted upon by the stockholders.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Mohawk Industries, Inc. 2026 Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date:	May 21, 2026	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel